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                                                                 EXHIBIT 10.9(e)


                         AMENDMENT NO. FIVE TO THE LOAN
                             AND SECURITY AGREEMENT
                        CONCURRENT COMPUTER CORPORATION


     This Amendment No. Five To The Loan And Security Agreement (this "Amendment") is entered into as of the 16th day of February, 1996, by and between CONCURRENT COMPUTER CORPORATION, a Delaware corporation ("Borrower"), whose chief executive office is located at 2 Crescent Place, Oceanport, New Jersey 07757 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:
                                     FACTS

     FACT ONE: Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of June 29, 1995 (as amended and the "Agreement").

     FACT TWO: Foothill and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified.

     NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:

     1. Subsection (e) of the Definition "Eligible Accounts" under Section 1.1 of the Agreement is hereby amended in its entirety to read as follows: "(e) Accounts, in excess of $500,000, with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. Section 3727);".

     2. Foothill shall charge Borrower's loan account a fee in the amount of Two Thousand Seven Hundred Fifty Dollars ($2,750.00). Said fee shall be fully-earned, non-refundable, and due and payable on the date Borrower's loan account is charged.

     3. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.


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     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.


FOOTHILL CAPITAL CORPORATION              CONCURRENT COMPUTER
                                          CORPORATION



By    /s/ Lisa M. Gonzales                By  /s/ Roger J. Mason
     ------------------------               -----------------------------------
     Lisa M. Gonzales                         Roger J. Mason
Its  Assistant Vice President             Its Vice President Finance and
     ------------------------                 ---------------------------------
                                              Treasurer Chief Financial Officer